Priority Technology Holdings, Inc. (Nasdaq: PRTH) Supplemental Slides: Q1 2025 Earnings Call May 2025

prioritycommerce.com 2 Disclaimer Important Notice Regarding Forward-Looking Statements and Non-GAAP Measures This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “projects,” “targeting,” “potential” or “contingent,” “guidance,” “anticipates,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, Priority Technology Holdings, Inc.’s (“Priority”, “we”, “our” or “us”) 2025 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein. We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward- looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in our Securities and Exchange Commission (“SEC”) filings, including our Annual Report on Form 10-K filed with the SEC on March 6, 2025. These filings are available online at www.sec.gov or www.prioritycommerce.com. We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non- GAAP financial measures used by other companies. Priority believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends of the Company. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and the slides at the end of this presentation for a reconciliation of such non-GAAP financial measures to the most comparable GAAP numbers. Additionally, we present guidance for Adjusted EBITDA and Adjusted EBITDA as percentage of revenue, non-GAAP measures without reconciliation due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. See more information in Priority’s earnings press release. Adjusted Gross profit referred throughout this presentation is a non-GAAP measure calculated by subtracting Cost of services (excluding depreciation and amortization) from Revenue. Adjusted Gross profit margin referred throughout this presentation is a non-GAAP measure calculated by dividing Adjusted Gross Profit discussed above by Revenue. Adjusted EBITDA referred to throughout this presentation is a non-GAAP measure calculated as net income prior to interest expense, tax expense, depreciation and amortization expense, adjusted to add back certain non-cash charges and / or non-recurring charges deemed to not be part of normal operating expenses. Adjusted EBITDA margin referred throughout this presentation is a non-GAAP measure calculated by dividing Adjusted EBITDA discussed above by Revenue. See Appendix 1 – 2 of this presentation for a reconciliation of Adjusted Gross Profit to Gross Profit as per GAAP, a reconciliation of Adj. EBITDA to GAAP Income (loss) before Taxes and Priority’s earnings press release for more details.

prioritycommerce.com $140 $168 $204 $51 2022 2023 2024 2025 $664 $756 $880 $225 2022 2023 2024 2025 3 Key 1st Quarter 2025 Highlights Q1 2025 RESULTS MAINTAINING STRONG FY 2025 GUIDANCE Q1 2025 KEY METRICS TOTAL REVENUE (In Millions) ADJUSTED EBITDA1 (In Millions) $965 - $1,000 $220 - $230 2025 Guidance Range 2025 Guidance Range NET REVENUE +9% ADJ GROSS PROFIT1 +14% ADJ EBITDA1 +11% ADJ EPS $0.22 $1.3B Account Balances 1.3M Customer Accounts $135B Total Payments Volume 1 Adjusted Gross Profit, Adjusted Gross Profit margin, Adjusted EBITDA and Adjusted EBITDA margin referred to in this presentation are non-GAAP measures. See slide 2 for further details Q1 Actual Q1 Actual (+$0.19)

prioritycommerce.com 4 Q1 2025 Consolidated Results $76.4M $87.3M $46.3M $51.3M $205.7M $224.6M Q1 24 Q1 25 Q1 24 Q1 25 Q1 24 Q1 25Q1 24 Q1 25 9% 14% 11% Adjusted EBITDA1 increased 11% to $51.3 million Adj Gross Profit margin1 increased 170 basis points to 38.9% Adj Gross Profit1 increased 14% to $87.3 million Revenue increased 9% to $224.6 million 1 Adjusted Gross Profit, Adjusted Gross Profit margin, Adjusted EBITDA and Adjusted EBITDA margin referred to in this presentation are non-GAAP measures. See slide 2 for further details 170bp 37.1% 38.9%

prioritycommerce.com Accelerate Cash Flow Optimize Working Capital ▪ Priority Commerce Engine (PCE) is a unified platform that provides our customers a personalized financial toolset to accelerate cash flow and optimize working capital on a single platform to collect, store, lend, and send money combining merchant services, payables and banking & treasury solutions ▪ Built with vision: PCE is a native platform built to manage money movement in complex multi- party environments Priority Commerce: Powering an Ecosystem of Integrated Financial Solutions 5 A Proprietary API Suite that Enables Acquiring, Banking & Payables Solutions Banking & Treasury Passport automates reconciliation, streamlines financial operations & provides full transparency to your liquidity Merchant Services Full featured POS & merchant acquiring solutions that accelerate your cash flow to capture revenue opportunities for businesses Payables Optimize your working capital and earn cash back by leveraging our payables & financing solutions while automating reconciliation LendCollect Store We Provide Personalized Payments and Banking Solutions to: Send + Priority Commerce Engine

prioritycommerce.com 6 Priority Commerce Enterprise Flow Pr io rit y Co m m er ce E ng in e ✓ Monthly Platform SaaS Fees ✓ Interchange on Card Volume ✓ Payment Processing Fees ✓ Float Income on Funds held in Passport Account Onboard Customers (KYC, Underwriting, Compliance) Process Payments (Credit, Debit, ACH, Check, Wire) Manage Funds (Bank Account, Card Management, Loans, Lines of Credit) $ $ $ $ $ $ Enterprise Partner’s Customer Platform SaaS Fees Customer’s Passport Account + Enterprise Partner Integration

prioritycommerce.com 7 First Quarter 2025 Financial Results

prioritycommerce.com SMB 37.9% Enterprise 53.7% B2B 8.4% SMB 67.2% Enterprise 22.2% B2B 10.6% SMB 92.4% Enterprise 4.3% B2B 3.3% SMB 81.6% Enterprise 12.2% B2B 6.2% FY 2021 Q1 2025 Adj. Gross Profit1 Contribution by SegmentRevenue Contribution by Segment FY 2021 Q1 2025 8 B2B and Enterprise segments represented over 62% of Adjusted Gross Profit in Q1 2025 and contributed to 170 bps of YoY expansion in Adjusted Gross Profit margins 1 Adjusted Gross Profit, Adjusted Gross Profit margin, Adjusted EBITDA and Adjusted EBITDA margin referred to in this presentation are non-GAAP measures. See slide 2 for further details Growth in Higher Margin Operating Segments

prioritycommerce.com 9 SMB Highlights – Q1 2025 1 Adjusted Gross Profit, Adjusted Gross Profit margin, Adjusted EBITDA and Adjusted EBITDA margin referred to in this presentation are non-GAAP measures. See slide 2 for further details Q1 2025 Segment Highlights ➔ Revenue growth of 5% with strong 10% growth in core partially offset by historical residual portfolio purchase attrition and risk-paring in specialized acquiring ➔ Total Card $ Volumes increased 3% to $17.7bn ➔ New monthly boards averaged 4.1K during quarter Revenue $151.7MM +5% YoY Adj. Gross Profit1 $33.1MM +4% YoY | 21.8% Margin Adj. EBITDA1 $25.7MM +3% YoY | 16.9% Margin

prioritycommerce.com 10 B2B Highlights – Q1 2025 1 Adjusted Gross Profit, Adjusted Gross Profit margin, Adjusted EBITDA and Adjusted EBITDA margin referred to in this presentation are non-GAAP measures. See slide 2 for further details Q1 2025 Segment Highlights ➔ $2.6mm of Revenue growth driven by 35% increase in Supplier-Funded revenues and 7% increase in Buyer-Funded revenues ➔ Adjusted Gross Profit margin increased 150+ bps YoY ➔ Adjusted EBITDA growth of 101% driven by strong operating leverage Revenue $23.9MM +12% YoY Adj. Gross Profit1 $7.3MM +18% YoY | 30.5% Margin Adj. EBITDA1 $3.5MM +101% YoY | 14.7% Margin

prioritycommerce.com 11 Enterprise Highlights – Q1 2025 1 Adjusted Gross Profit, Adjusted Gross Profit margin, Adjusted EBITDA and Adjusted EBITDA margin referred to in this presentation are non-GAAP measures. See slide 2 for further details Q1 2025 Segment Highlights ➔ CFTPay Avg Monthly New Enrollments of 56K increased 4% from 54K in Q1 2024 ➔ CFTPay Avg Number of Billed Clients increased 34% to 940K from 704K in Q1 2024 ➔ Growth in balances largely offset the impact of 100 bps in Fed rate cuts in 2024 ➔ 99 Integrated Partners at quarter-end (+7 from year-end 2024) Revenue $50.1MM +22% YoY Adj. Gross Profit1 $46.9MM +22% YoY | 93.6% Margin Adj. EBITDA1 $42.4MM +22% YoY | 84.7% Margin

prioritycommerce.com 12 Consolidated Operating Expenses – Q1 2025 Q1 2025 Segment Highlights ➔ Higher Salaries & Benefits driven by overall growth of the Company with investments in IT ➔ Increase in SG&A expenses primarily driven by software (incl public cloud migration), marketing spend, and certain non-recurring legal and transaction expenses Salaries & Benefits $25.8MM +16% YoY SG&A $15.1MM +37% YoY Depreciation & Amortization $13.8MM (10%) YoY

prioritycommerce.com 13 Capital Structure & Liquidity Outstanding Debt Balance as of December 31, 2024 $945.5 (+/-) Net Revolver Borrowings -- (+/-) Net Term Loan Borrowings ($10.0) Balance as of March 31, 2025 $935.5 Net Leverage Calculation Total Debt Balance $935.5 ( - ) Unrestricted Cash Balance $47.6 Net Debt $887.9 LTM Adj. EBITDA (Q1 2025)1 $209.2 Net Leverage Ratio 4.2x 1 Adjusted Gross Profit, Adjusted Gross Profit margin, Adjusted EBITDA and Adjusted EBITDA margin referred to in this presentation are non-GAAP measures. See slide 2 for further details  Simplified Balance Sheet and Reduced Leverage During Q1 2025, used excess cash to repay $10 million of outstanding Term Loan  Ample liquidity of $117.6 million, comprised of $47.6 million of unrestricted cash and unfunded $70.0 million Revolver at the end of Q1 2025  Bolster FCF Generation & Prudently Deploy Capital Redeemed the senior preferred stock in 2024, reducing cost of capital and allowing net income to flow to benefit of common shareholders  Maintain a disciplined acquisition strategy focused on delivering profitable growth while capitalizing on market dislocation

prioritycommerce.com 14 Appendix

prioritycommerce.com 15 The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below: Appendix 1 – Adjusted Gross Profit1 Reconciliation Note: Certain dollar amounts may not add mathematically due to rounding 1Adjusted Gross Profit, Adjusted Gross Profit margin, Adjusted EBITDA and Adjusted EBITDA margin referred to in this presentation are non-GAAP measures. See slide 2 for further details. SMB B2B Enterprise Eliminations Total SMB B2B Enterprise Eliminations Total Revenues $ 151.7 $ 23.9 $ 50.1 $ (1.1) $ 224.6 $ 144.0 $ 21.3 $ 41.0 $ (0.6) $ 205.7 Cost of revenue (excluding depreciation and amortization) (118.6) (16.6) (3.2) 1.1 (137.4) (112.1) (15.2) (2.6) 0.6 (129.3) Adjusted Gross Profit 33.1 7.3 46.9 (0.0) 87.3 31.9 6.2 38.3 (0.0) 76.4 Adjusted Gross Profit Margin 21.8% 30.5% 93.6% 38.9% 22.1% 29.0% 93.6% 37.1% Depreciation and amortiztion of revenue generating assets (2.0) (0.7) (2.0) -- (4.7) (1.8) (0.8) (1.4) -- (3.9) Gross profit $ 31.1 $ 6.6 $ 44.9 $ (0.0) $ 82.6 $ 30.1 $ 5.4 $ 37.0 $ (0.0) $ 72.5 Gross profit margin 20.5% 27.6% 89.6% 36.8% 20.9% 25.4% 90.2% 35.3% (in Millions) (in Millions) Three Months Ended March 31, 2025 Three Months Ended March 31, 2024

Appendix 2 – Adjusted EBITDA[1] Reconciliation

The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

	(in Millions) Three Months Ended March 31, 2025					*(in Millions)* Three Months Ended March 31, 2024				
	SMB	B2B	Enterprise	Corporate	Total	SMB	B2B	Enterprise	Corporate	Total
Adjusted EBITDA	**$ 25.7**	**$ 3.5**	**$ 42.4**	**$ (20.4)**	**$ 51.3**	**$ 25.0**	**$ 1.7**	**$ 34.7**	**$ (15.2)**	**$ 46.3**
Adjusted EBITDA Margin	16.9%	14.7%	84.7%		22.8%	17.4%	8.2%	84.7%		22.5%
Interest Expense	--	(1.0)	--	(22.2)	(23.2)	(0.0)	(1.0)	--	(19.9)	(20.9)
Depreciation and Amortization	(6.6)	(1.3)	(4.6)	(1.2)	(13.8)	(8.6)	(1.5)	(4.0)	(1.2)	(15.3)
Debt Modification and Extinguishment Expenses	--	--	--	(0.0)	(0.0)	--	--	--	--	--
Selling, General and Administrative (Non-Recurring)	--	--	--	(2.2)	(2.2)	--	--	--	(0.8)	(0.8)
Non-Cash Stock Based Compensation	(0.0)	(0.1)	(0.0)	(1.5)	(1.6)	(0.0)	(0.1)	(0.0)	(1.5)	(1.6)
Income (Loss) Before Taxes	**$ 19.1**	**$ 1.2**	**$ 37.8**	**$ (47.5)**	**$ 10.5**	**$ 16.4**	**$ (0.8)**	**$ 30.7**	**$ (38.5)**	**$ 7.8**
Income (Loss) Before Taxes % of Revenue	12.6%	4.9%	75.4%		4.7%	11.4%	(3.8%)	74.8%		3.8%

Note: Certain dollar amounts may not add mathematically due to rounding

[1]Adjusted Gross Profit, Adjusted Gross Profit margin, Adjusted EBITDA and Adjusted EBITDA margin referred to in this presentation are non-GAAP measures. See slide 2 for further details.

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